UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 21, 2011

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6600 North Military Trail, Boca Raton, Florida 33496

(Address of principal executive offices) (Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Amendment to Office Depot, Inc.’s 2007 Long-Term Incentive Plan

At the 2011 Annual Meeting of Shareholders held on April 21, 2011 (the “Annual Meeting”), shareholders of Office Depot, Inc. (the “Company”) approved an amendment to the Company’s 2007 Long-Term Incentive Plan (the “2007 LTIP”) to among other items, increase the shares available for issuance under the plan by 24,000,000. Under the 2007 LTIP, our Directors, officers, key employees, including those of our subsidiaries, and non-employee service providers who are selected by our Compensation Committee are eligible to receive grants. The material terms of the proposed amendment are summarized in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 10, 2011 in connection with the Annual Meeting (the “Proxy Statement”). The description of the amendment to the 2007 LTIP contained in this Current Report on Form 8-K is qualified in its entirety by reference to the description contained in the Proxy Statement, and the amendment is also included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 5.07	SUBMISSION OF MATTERS TO VOTE OF SECURITY HOLDERS.

The Company’s Annual Meeting of shareholders was held on April 21, 2011. Of the 351,139,384 common shares outstanding on March 3, 2011, which includes the as converted number of common shares underlying the Company’s Series B Preferred shares, a total of 281,821,917 common shares were represented in person or by proxy. Results of votes with respect to proposals submitted at that meeting are as follows:

a.	To elect 11 nominees to serve as directors to hold office until the next annual meeting of our shareholders or until their successors have been elected and qualified. Our shareholders voted to elect all 11 nominees to serve as directors. Votes recorded, by nominee, were as follows:

NOMINEE	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Neil R. Austrian	214,825,713	27,437,902	148,088	39,410,214
Justin Bateman	215,070,877	27,177,408	163,418	39,410,214
Thomas J. Colligan	218,487,741	23,762,169	161,793	39,410,214
Marsha J. Evans	211,130,510	31,124,278	156,915	39,410,214
David I. Fuente	211,284,401	30,960,682	166,620	39,410,214
Brenda J. Gaines	215,259,249	27,002,376	150,078	39,410,214
Myra M. Hart	217,680,597	24,577,450	153,656	39,410,214
W. Scott Hedrick	209,318,440	32,942,106	151,157	39,410,214
Kathleen Mason	215,207,643	27,046,886	157,174	39,410,214
James S. Rubin	168,981,433	73,268,008	162,262	39,410,214
Raymond Svider	152,439,198	89,812,741	159,764	39,410,214

b.	To ratify the Audit Committee’s appointment of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the current year. The Company’s shareholders voted to approve this proposal with 259,310,940 votes for and 22,281,993 votes against. There were 228,984 abstentions.

c.	To hold an advisory vote on executive compensation. The Company’s shareholders voted to approve this proposal with 161,216,121 votes for and 80,206,056 votes against. There were 989,526 abstentions and 39,410,214 Broker non-votes.

d.	To hold an advisory vote on the frequency of holding an advisory vote on executive compensation. The Company’s shareholders voted: 216,159,335 for 1 YEAR, 189,625 for 2 YEARS, and 25,038,268 for 3 YEARS. There were 1,024,475 abstentions and 39,410,214 Broker non-votes.

In light of the voting results with respect to the frequency of advisory votes on executive compensation, the Company’s board of directors has determined that the Company currently intends to hold an advisory vote on the compensation of our named executive officers every year until the next required vote on the frequency of advisory votes on executive compensation. The Company is required to hold votes on frequency every six years.

e.	To approve an Amendment to our 2007 Long-Term Incentive Plan. The Company’s shareholders voted to approve this proposal with 222,928,590 votes for and 18,432,477 votes against. There were 1,050,636 abstentions and 39,410,214 Broker non-votes.

f.	To consider a Proposal from a shareholder recommending that our Board of Directors amend the Company’s Bylaws (and each appropriate document) to give holders of 10% or more of the Company’s outstanding common stock (or the lowest percentage permitted by law above 10%) the power to call a special shareholder meeting. The Company’s shareholders voted against this proposal with 90,252,716 votes for and 151,344,539 votes against this shareholder proposal. There were 814,448 abstentions and 39,410,214 Broker non-votes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

Exhibit 10.1	First Amendment to the Office Depot, Inc. 2007 Long-Term Incentive Plan, effective April 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

OFFICE DEPOT

Date: April 25, 2011

	By:	/s/Elisa D. Garcia C.
Elisa D. Garcia C.
Executive Vice President,
General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	First Amendment to the Office Depot, Inc. 2007 Long-Term Incentive Plan, effective April 21, 2011